Exhibit 99.1

Mesa Labs Acquires the SureTorque Product Line

Lakewood, Colorado, July 2, 2013 — Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of the SureTorque line of bottle cap torque testing instruments from ST Acquisitions, LLC (“ST Acquisitions”).

Under the terms of the transaction, Mesa has acquired essentially all of the assets of ST Acquisitions’ business involving the design, manufacturing, sales and service of its line of bottle cap torque testing instrumentation.  The addition of this business is expected to increase Mesa’s cash flow and be mildly accretive to earnings per share for the current year, ending March 31, 2014.

SureTorque has a long history in the design and production of automated bottle cap torque testing instruments.  Their line of instruments includes several variations, ranging from semi-automated, lower cost versions up to fully automated, in-line instruments.  With a wide range of options, the SureTorque instruments can be configured for a variety of industries, including, pharmaceutical, biotechnology, and food & beverage.  More information about the SureTorque products can be found at suretorque.com.  Within the next 90 days, SureTorque production will be moved from their current location in Florida and merged into Mesa’s existing Torqo product line at the Lakewood, Colorado facility.

“The SureTorque bottle cap testers are a great addition to our line of instrumentation products,” said John J. Sullivan, President and CEO of Mesa.  “In 2009 we entered the bottle cap torque testing market with the acquisition of the Torqo line of products from Vibrac, LLC.  Our existing Torqo products have gained wide acceptance in the beverage industry, with somewhat limited acceptance in the pharmaceutical industry.  The SureTorque products, on the other hand, are widely used in the pharmaceutical and biotechnology industries for quality control of bottling processes.  With the combination of the two lines of bottle cap torque testing instrumentation, we will be able to offer a wider range of products to a broader set of potential customers.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins.  We are organized into two divisions across four physical locations.  Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, semiconductor and petrochemical industries.  Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, gas, hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries.

Forward Looking Statements

This press release may contain information that constitutes “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2013, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000